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                                                           EXHIBIT 10.30


                        DAILEY PETROLEUM SERVICES CORP.
                     1996 NON-EMPLOYEE DIRECTOR STOCK PLAN

                      NON-QUALIFIED STOCK OPTION AGREEMENT

        Dailey Petroleum Services Corp. (the "Company") hereby grants to Bernard J. Duroc-Danner (the "Optionee") the option to purchase 10,000 shares of the Company's Class A Common Stock, $0.01 par value (the "Common Stock"), at a price of $6.50 for each share of Common Stock (the "Option"). This Option shall be granted upon the terms and conditions substantially similar to those contained in the Dailey Petroleum Services Corp. 1996 Non-Employee Director Stock Option Plan (the "Plan").

        This Options shall be for a term commencing the date hereof and ending on April 22, 2002, unless this Option is terminated earlier by reason of the Optionee's termination of employment, as provided under the terms and conditions of the Plan.

        This Option shall become exercisable in full on the first anniversary of the date hereof.

        This Option is a non-qualified stock option which is not intended to be governed by Section 422 of the Internal Revenue Code of 1986, as amended.

        The Optionee, upon acceptance of this Option, accepts and agrees to be bound by all the terms and conditions of this Agreement. Notwithstanding that this Option is not granted pursuant to the Plan, the Optionee further agrees to be bound by all the terms and conditions of the Plan applicable to non-qualified stock options granted under the Plan.

        Granted effective as of the 23rd day of April, 1997.

                                                 DAILEY PETROLEUM SERVICES CORP.


                                                 By:    JAMES F. FARR
                                                    ----------------------------
                                                        James F. Farr

Accepted this 16th day of May, 1997.


/s/ BERNARD J. DUROC-DANNER
    ----------------------------
    Bernard J. Duroc-Danner